UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2019

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously announced, on March 26, 2019, SunPower Corporation (the “Company”) and its wholly-owned subsidiary, SunPower AssetCo, LLC (“SunPower AssetCo”), entered into a Membership Interest Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Elizabeth Cady Lessee Holdco LLC (“Buyer”), an indirect wholly-owned subsidiary of Goldman Sachs Renewable Power LLC.

Pursuant to the Purchase and Sale Agreement, SunPower AssetCo agreed to sell to Buyer membership interests owned by SunPower AssetCo in certain holding company subsidiaries (the “HoldCos”) that, in turn, own, directly or indirectly, the membership interests in one or more limited liability companies (together with other related subsidiaries, the “Related Subsidiaries”) that own leasehold interests in operating solar photovoltaic electric generating projects (the “Projects”) subject to sale-leaseback financing arrangements.

On June 24, 2019 and on June 26, 2019, SunPower AssetCo completed the sale to Buyer of membership interests in certain HoldCos and Related Subsidiaries pursuant to the Purchase and Sale Agreement. The June 24, 2019 and June 26, 2019 sales, together with sales previously completed on March 29, 2019, April 30, 2019 and May 3, 2019, constituted the disposition of a "significant" portion of the Company's assets within the meaning of, and in accordance with, the standards set forth in Item 2.01 of Form 8-K. The completed transactions represent the sale of all Projects contemplated by the Purchase and Sale Agreement. The aggregate amount of consideration received for the sale of all of the membership interests pursuant to the Purchase and Sale Agreement is $79.8 million in cash, net of fees, expenses and $5.4 million in holdbacks pertaining to certain retained obligations. Prior to consummation of the sale on June 24, 2019, the aggregate amount of assets sold did not constitute a significant disposition for purposes of Item 2.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial information of the Company giving effect to the Transaction, and the related notes thereto, have been derived from its historical consolidated financial statements and are attached hereto as Exhibit 99.1.

(d) Exhibits

Exhibit No.	Description
99.1
Unaudited pro forma condensed consolidated financial statements and explanatory notes for the Company as of March 31, 2019, for the quarter ended March 31, 2019 and for the year ended December 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

June 27, 2019	By:	/S/ MANAVENDRA S. SIAL
	Name:	Manavendra S. Sial
	Title:	Executive Vice President and Chief Financial Officer